CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference of our report on Oralabs Holding Corp. dated February 24, 1999 in the Registration Statement on Form S-8, as included in the Oralabs Holding Corp.'s Form 10-KSB for the year ended December 31, 1998 and to all references to our firm included in such Registration Statement.





March 29, 1999
----------------
Denver, Colorado


                                      /s/  Ehrhardt Keefe Steiner & Hottman P.C.